Exhibit 99.1
Earthstone Energy, Inc. Reports
2023 Third Quarter and Year-to-Date Financial Results

The Woodlands, Texas, October 31, 2023 – Earthstone Energy, Inc. (NYSE: ESTE) (“Earthstone”, the “Company”, “we”, “our” or “us”), today announced financial and operating results for the three and nine months ended September 30, 2023.

Permian Resources Merger Agreement

On October 30, 2023, at the special meeting of stockholders of Earthstone, the stockholders of Earthstone approved the previously disclosed merger agreement with Permian Resources Corporation and the transactions contemplated thereby (the “Merger Agreement”), among other proposals. The parties to the Merger Agreement expect the Mergers to close on or about November 1, 2023, subject to other customary closing conditions.

Third Quarter 2023 Highlights
•Closed the Novo Acquisition on August 15, 2023
•Average daily production of 116,967 Boepd(1)
•Net income(2) of $87.2 million, and Adjusted Net Income(3) of $106.2 million
•Adjusted EBITDAX(3) of $302.3 million
•Net cash provided by operating activities of $285.1 million
•Free Cash Flow(3) of $76.1 million
•Capital expenditures of $191.7 million
Year to Date 2023 Highlights
•Average daily production of 109,016 Boepd(1)
•Net income(2) of $255.8 million, and Adjusted Net Income(3) of $291.0 million
•Adjusted EBITDAX(3) of $808.0 million
•Net cash provided by operating activities of $761.9 million
•Free Cash Flow(3) of $159.8 million
•Capital expenditures of $568.4 million
(1)Represents reported sales volumes.
(2)Net income (GAAP) represents the sum of Net Income attributable to Earthstone Energy, Inc., plus the Net income attributable to noncontrolling interest. The related consolidated weighted average shares outstanding of Class A Common Stock and Class B Common Stock were 142.5 million shares and 142.0 million shares, respectively, on an as-converted basis, for the three and nine months ended September 30, 2023 (“Adjusted Diluted Shares”, as reconciled in the “Non-GAAP Financial Measures” section below). All shares of our Class B Common Stock issued and outstanding are held by the noncontrolling interest group.
(3)See “Non-GAAP Financial Measures” section below.

Selected Financial Data (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
($000s except where noted)	2023	2022	2023	2022
Total revenues	$475,816	$531,495	$1,258,960	$1,200,196

Lease operating expense	101,156	75,829	276,736	147,974

General and administrative expense (excluding stock-based compensation)	11,984	10,866	37,102	25,459
Stock-based compensation	14,524	3,322	26,977	15,112
General and administrative expense	$26,508	$14,188	$64,079	$40,571

Net income	$87,151	$299,312	$255,810	$465,460
Less: Net income attributable to noncontrolling interest	25,793	87,856	75,862	142,597
Net income attributable to Earthstone Energy, Inc.	61,358	211,456	179,948	322,863
Adjusted EBITDAX(1)	$302,276	$345,792	$808,024	$769,756

Production(2):
Oil (MBbls)	4,435	3,566	12,602	7,569
Gas (MMcf)	20,433	16,514	55,551	36,567
NGL (MBbls)	2,920	2,360	7,900	5,229
Total (MBoe)(3)	10,761	8,678	29,761	18,892
Average Daily Production (Boepd)	116,967	94,329	109,016	69,203
Average Prices:
Oil ($/Bbl)	82.65	93.12	77.68	99.93
Gas ($/Mcf)	1.92	6.90	1.62	6.37
NGL ($/Bbl)	23.96	36.23	24.06	40.31
Total ($/Boe)	44.22	61.24	42.30	63.53
Adj. for Realized Derivatives Settlements:
Oil ($/Bbl)	80.37	83.75	76.38	83.44
Gas ($/Mcf)	1.34	5.36	1.38	5.15
NGL ($/Bbl)	23.96	36.23	24.06	40.31
Total ($/Boe)	42.17	54.45	41.31	54.54
Operating Margin per Boe
Average realized price	$44.22	$61.24	$42.30	$63.53
Lease operating expense	9.40	8.74	9.30	7.83
Production and ad valorem taxes	3.57	4.63	3.47	4.64
Operating margin per Boe(1)	31.25	47.87	29.53	51.06
Realized hedge settlements	(2.05)	(6.79)	(0.99)	(8.99)
Operating margin per Boe (including Realized Hedge Settlements)(1)	$29.20	$41.08	$28.54	$42.07

(1)See the “Non-GAAP Financial Measures” section below.
(2)Represents reported sales volumes.
(3)Barrels of oil equivalent have been calculated on the basis of six thousand cubic feet (Mcf) of natural gas equals one barrel of oil equivalent (Boe).

Recent Eagle Ford Basin Non-Core Assets Sale

Earthstone recently agreed to sell certain non-core assets located in Karnes and Gonzales counties of Texas on approximately 2,800 net acres for a purchase price of $66.5 million. For the third quarter of 2023, production was approximately 1,160 Boepd (83% oil). The transaction is expected to close late in the fourth quarter of 2023.

Liquidity and Equity Capitalization

As of September 30, 2023, we had $16.6 million of cash on hand and $700.4 million outstanding under our senior secured credit facility (“Credit Facility”). As of September 30, 2023, elected commitments under the Credit Facility were $1.75 billion with a borrowing base of $2.0 billion.

As of September 30, 2023, 106,443,591 shares of Class A Common Stock and 34,257,641 shares of Class B Common Stock were outstanding, resulting in 140,701,232 combined shares of common stock outstanding.

Commodity Hedging

Hedging Activities

The following tables set forth our outstanding derivative contracts as of September 30, 2023. When aggregating multiple contracts, the weighted average contract price is disclosed.

	Price Swaps
Period	Commodity	Volume (Bbls / MMBtu)	Weighted Average Price ($/Bbl / $/MMBtu)
Q4 2023	Crude Oil	653,200	$74.25
Q1 - Q4 2024	Crude Oil	1,719,600	$76.28
Q4 2023	Crude Oil Basis Swap (1)	2,346,000	$0.92
Q4 2023	Natural Gas	1,150,000	$3.35
Q4 2023	Natural Gas Basis Swap (2)	12,880,000	$(1.67)
Q1 - Q4 2024	Natural Gas Basis Swap (2)	36,600,000	$(1.05)
Q1 - Q4 2025	Natural Gas Basis Swap (2)	14,600,000	$(0.74)
(1)The basis differential price is between WTI Midland Crude and the WTI NYMEX.
(2)The basis differential price is between W. Texas (WAHA) and the Henry Hub NYMEX.

	Costless Collars
Period	Commodity	Volume (Bbls / MMBtu)	Bought Floor ($/Bbl / $/MMBtu)	Sold Ceiling ($/Bbl / $/MMBtu)
Q4 2023	Crude Oil Costless Collar	1,122,400	$62.58	$84.84
Q1 - Q4 2024	Crude Oil Costless Collar	732,000	$60.00	$76.01
Q4 2023	Natural Gas Costless Collar	7,090,400	$3.00	$4.91
Q1 - Q4 2024	Natural Gas Costless Collar	14,640,000	$2.56	$4.51

	Deferred Premium Puts
Period	Commodity	Volume (Bbls / MMBtu)	$/Bbl (Put Price)	$/Bbl (Net of Premium)
Q4 2023	Crude Oil	395,600	$70.00	$64.54
Q1 - Q4 2024	Crude Oil	915,000	$65.00	$60.04

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented, independent energy company engaged in acquisitions and the development and operation of oil and natural gas properties. Its primary assets are located in the Permian Basin of New Mexico and west Texas. Earthstone's Class A Common Stock is listed on the New York Stock Exchange under the symbol “ESTE.” For more information, visit Earthstone’s website at www.earthstoneenergy.com.

Forward-Looking Statements

The foregoing contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included in this communication that address activities, events or developments that Permian Resources or Earthstone expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “may,” “foresee,” “plan,” “will,” “guidance,” “look,” “outlook,” “goal,” “future,” “assume,” “forecast,” “build,” “focus,” “work,” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the Company's pending merger with Permian Resources Corporation (the "Transaction"), pro forma descriptions of the combined company and its operations, integration and transition plans, synergies, opportunities and anticipated future performance. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this press release. These include the expected timing and likelihood of completion of the Transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the Transaction that could reduce anticipated benefits or cause the parties to abandon the Transaction, the ability to successfully integrate the businesses, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the risk that the parties may not be able to satisfy the conditions to the Transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the Transaction, the risk that any announcements relating to the Transaction could have adverse effects on the market price of Permian Resources’ common stock or Earthstone’s common stock, the risk that the Transaction and its announcement could have an adverse effect on the ability of Permian Resources and Earthstone to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally, the risk the pending Transaction could distract management of both entities and they will incur substantial costs, the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected, the risk that the combined company may be unable to achieve synergies or it may take longer than expected to achieve those synergies and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond Permian Resources’ or Earthstone’s control, including those detailed in Permian Resources’ annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on its website at https://www.permianres.com and on the SEC’s website at http://www.sec.gov, and those detailed in Earthstone’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on Earthstone’s website at https://www.earthstoneenergy.com and on the SEC’s website at http://www.sec.gov. All forward-looking statements are based on assumptions that Permian Resources or Earthstone believe to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and Permian Resources and Earthstone undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Contact

Clay Jeansonne
Investor Relations
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
713-379-3080
cjeansonne@earthstoneenergy.com

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except share and per share amounts)

	September 30,	December 31,
ASSETS	2023	2022
Current assets:
Cash and cash equivalents	$16,592	$—
Accounts receivable:
Oil, natural gas, and natural gas liquids revenues	177,353	161,531
Joint interest billings and other, net of allowance of $19 and $19 at September 30, 2023 and December 31, 2022, respectively	32,574	34,549
Derivative asset	1,542	31,331
Prepaid expenses and other current assets	40,323	18,854
Total current assets	268,384	246,265

Oil and gas properties, successful efforts method:
Proved properties	5,488,844	3,987,901
Unproved properties	305,706	282,589
Land	6,338	5,482
Total oil and gas properties	5,800,888	4,275,972

Accumulated depreciation, depletion and amortization	(955,434)	(619,196)
Net oil and gas properties	4,845,454	3,656,776

Other noncurrent assets:
Office and other equipment, net of accumulated depreciation of $6,601 and $5,273 at September 30, 2023 and December 31, 2022, respectively	6,724	5,394
Derivative asset	507	9,117
Operating lease right-of-use assets	6,573	4,569
Other noncurrent assets	18,913	15,280
TOTAL ASSETS	$5,146,555	$3,937,401
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$61,995	$91,815
Revenues and royalties payable	209,589	163,368
Accrued expenses	221,366	80,942
Asset retirement obligation	415	948
Derivative liability	50,369	14,053
Advances	6,338	7,312
Operating lease liabilities	923	842
Finance lease liabilities	1,359	802
Other current liabilities	23,689	16,202
Total current liabilities	576,043	376,284

Noncurrent liabilities:
Long-term debt, net	1,722,066	1,053,879
Deferred tax liability	193,266	138,336
Asset retirement obligation	32,210	29,611
Derivative liability	7,612	—
Operating lease liabilities	3,286	3,889
Finance lease liabilities	1,538	876

Other noncurrent liabilities	28,633	10,509
Total noncurrent liabilities	1,988,611	1,237,100

Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized; none issued or outstanding	—	—
Class A Common Stock, $0.001 par value, 200,000,000 shares authorized; 106,443,591 and 105,547,139 issued and outstanding at September 30, 2023 and December 31, 2022, respectively	106	106
Class B Common Stock, $0.001 par value, 50,000,000 shares authorized; 34,257,641 and 34,259,641 issued and outstanding at September 30, 2023 and December 31, 2022, respectively	34	34
Additional paid-in capital	1,348,580	1,346,463
Retained earnings	472,659	292,711
Total Earthstone Energy, Inc. equity	1,821,379	1,639,314
Noncontrolling interest	760,522	684,703
Total equity	2,581,901	2,324,017

TOTAL LIABILITIES AND EQUITY	$5,146,555	$3,937,401

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
REVENUES
Oil	$366,574	$332,036	$978,949	$756,420
Natural gas	39,275	113,937	89,942	233,020
Natural gas liquids	69,967	85,522	190,069	210,756
Total revenues	475,816	531,495	1,258,960	1,200,196

OPERATING COSTS AND EXPENSES
Lease operating expense	101,156	75,829	276,736	147,974
Production and ad valorem taxes	38,419	40,219	103,377	87,729
Depreciation, depletion and amortization	123,059	90,880	343,799	191,669
Impairment expense	—	—	854	—
General and administrative expense	26,508	14,188	64,079	40,571
Transaction costs	1,503	1,778	1,904	12,118
Accretion of asset retirement obligation	683	758	1,958	1,863
Exploration expense	488	2,248	7,036	2,340
Total operating costs and expenses	291,816	225,900	799,743	484,264

Gain on sale of oil and gas properties	1,290	14,803	47,404	14,803

Income from operations	185,290	320,398	506,621	730,735

OTHER INCOME (EXPENSE)
Interest expense, net	(34,232)	(20,988)	(79,180)	(42,931)
Write-off of deferred financing costs	—	—	(5,109)	—
(Loss) gain on derivative contracts, net	(45,047)	60,286	(111,820)	(141,101)
Other income, net	70	134	882	430
Total other income (expense)	(79,209)	39,432	(195,227)	(183,602)

Income before income taxes	106,081	359,830	311,394	547,133
Income tax expense	(18,930)	(60,518)	(55,584)	(81,673)
Net income	87,151	299,312	255,810	465,460

Less: Net income attributable to noncontrolling interest	25,793	87,856	75,862	142,597

Net income attributable to Earthstone Energy, Inc.	$61,358	$211,456	$179,948	$322,863

Net income per common share attributable to Earthstone Energy, Inc.:
Basic	$0.58	$2.01	$1.69	$3.91
Diluted	$0.57	$1.94	$1.67	$3.61

Weighted average common shares outstanding:
Basic	106,332,278	105,254,778	106,172,873	82,483,635
Diluted	108,285,229	109,278,661	107,741,704	92,844,854

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Cash flows from operating activities:
Net income	$87,151	$299,312	$255,810	$465,460
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	123,059	90,880	343,799	191,669
Impairment of proved and unproved oil and gas properties	—	—	854	—
Accretion of asset retirement obligations	683	758	1,958	1,863
Settlement of asset retirement obligations	(691)	(189)	(1,727)	(664)
Gain on sale of oil and gas properties	(1,290)	(14,803)	(47,404)	(14,803)
Gain on sale of office and other equipment	—	(106)	(33)	(152)
Total loss (gain) on derivative contracts, net	45,047	(60,286)	111,820	141,101
Operating portion of net cash paid in settlement of derivative contracts	(22,051)	(58,923)	(29,494)	(169,708)
Stock-based compensation - equity and liability awards	14,524	3,322	26,977	15,112
Deferred income taxes	18,701	57,045	54,930	77,591
Write-off of deferred financing costs	—	—	5,109	—
Amortization of deferred financing costs	2,245	1,654	5,704	3,723
Changes in assets and liabilities (net of assets and liabilities acquired):
(Increase) decrease in accounts receivable	220	(5,189)	63,523	(189,504)
(Increase) decrease in prepaid expenses and other current assets	(10,473)	(5,443)	(11,307)	(16,546)
Increase (decrease) in accounts payable and accrued expenses	18,705	27,792	(43,326)	92,450
Increase (decrease) in revenues and royalties payable	15,006	8,690	26,273	94,260
Increase (decrease) in advances	(5,705)	20,978	(1,568)	11,317
Net cash provided by operating activities	285,131	365,492	761,898	703,169
Cash flows from investing activities:
Acquisition of oil and gas properties, net of cash acquired	(848,404)	(482,980)	(924,482)	(1,518,269)
Additions to oil and gas properties	(165,218)	(144,728)	(522,404)	(325,109)
Additions to office and other equipment	(358)	(338)	(840)	(1,694)
Proceeds from sales of oil and gas properties	1,291	26,165	57,353	26,165
Net cash used in investing activities	(1,012,689)	(601,881)	(1,390,373)	(1,818,907)
Cash flows from financing activities:
Proceeds from borrowings under Credit Agreement	1,576,782	877,156	3,467,269	2,348,728
Repayments of borrowings under Credit Agreement	(876,398)	(880,424)	(3,037,022)	(2,276,996)
Proceeds from issuance of 8% Senior Notes due 2027, net	—	6	—	537,256
Proceeds from issuance of 9.875% Senior Notes due 2031, net	(911)	—	480,304	—
Proceeds from term loan	—	244,209	—	244,209
Repayment of term loan	—	—	(250,000)	—
Proceeds from issuance of Series A Convertible Preferred Stock, net of offering costs of $674	—	—	—	279,326
Cash paid related to the exchange and cancellation of Class A Common Stock	(990)	(551)	(8,131)	(5,168)
Cash paid for finance leases	(158)	(408)	(599)	(408)
Deferred financing costs	(3,675)	(3,599)	(6,754)	(15,222)
Net cash provided by financing activities	694,650	236,389	645,067	1,111,725
Net (decrease) increase in cash and cash equivalents	(32,908)	—	16,592	(4,013)
Cash and cash equivalents at beginning of period	49,500	—	—	4,013
Cash and cash equivalents at end of period	$16,592	$—	$16,592	$—

Earthstone Energy, Inc.
Non-GAAP Financial Measures
Unaudited
The non-GAAP financial measures of Adjusted Diluted Shares, Adjusted EBITDAX, Adjusted Net Income, Free Cash Flow and Operating Margin per Boe, as defined and presented below, are intended to provide readers with meaningful information that supplements our financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Further, these non-GAAP measures should only be considered in conjunction with financial statements and disclosures prepared in accordance with GAAP and should not be considered in isolation or as a substitute for GAAP measures, such as net income or loss, operating income or loss or any other GAAP measure of financial position or results of operations. Adjusted EBITDAX and Adjusted Net Income are presented herein and reconciled from the GAAP measure of net income (loss) because of their wide acceptance by the investment community as financial indicators.

I. Adjusted Diluted Shares

We define “Adjusted Diluted Shares” as the weighted average shares of Class A Common Stock - Diluted outstanding plus the weighted average shares of Class B Common Stock outstanding.

Our Adjusted Diluted Shares is a non-GAAP financial measure that provides a comparable per share measurement when presenting results such as Adjusted EBITDAX and Adjusted Net Income that include the interests of both Earthstone and the noncontrolling interest. Adjusted Diluted Shares is used in calculating several metrics that we use as supplemental financial measurements in the evaluation of our business, none of which should be considered as an alternative to, or more meaningful than, net income as an indicator of operating performance.

Adjusted Diluted Shares for the periods indicated:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Class A Common Stock - Diluted	108,285,229	109,278,661	107,741,704	92,844,854
Class B Common Stock	34,257,641	34,261,641	34,258,945	34,284,053
Adjusted Diluted Shares	142,542,870	143,540,302	142,000,649	127,128,907

II. Adjusted EBITDAX

The non-GAAP financial measure of Adjusted EBITDAX (as defined below), as calculated by us below, is intended to provide readers with meaningful information that supplements our financial statements prepared in accordance with GAAP. Further, this non-GAAP financial measure should only be considered in conjunction with financial statements and disclosures prepared in accordance with GAAP and should not be considered in isolation or as a substitute for GAAP measures, such as net income or loss, operating income or loss or any other GAAP measure of financial position or results of operations. Adjusted EBITDAX is presented herein and reconciled from the GAAP measure of net income because of its wide acceptance by the investment community as a financial indicator.

We define “Adjusted EBITDAX” as net income plus, when applicable, accretion of asset retirement obligations; depreciation, depletion and amortization; impairment expense; interest expense, net; transaction costs; gain on sale of oil and gas properties; exploration expense; unrealized loss (gain) on derivative contracts; stock-based compensation (non-cash and expected to settle in cash); and income tax expense.

Our Adjusted EBITDAX measure provides additional information that may be used to better understand our operations. Adjusted EBITDAX is one of several metrics that we use as a supplemental financial measurement in the evaluation of our business and should not be considered as an alternative to, or more meaningful than, net income as an indicator of operating performance. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted EBITDAX, as used by us, may not be comparable to similarly titled measures reported by other companies. We believe that Adjusted EBITDAX is a widely followed measure of operating performance and is one of many metrics used by our management team and by other users of our consolidated financial statements. For example, Adjusted EBITDAX can be used to assess our operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure and to assess the financial performance of our assets and our Company without regard to capital structure or historical cost basis.

The following table provides a reconciliation of Net income to Adjusted EBITDAX for the periods indicated:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($000s)	2023	2022	2023	2022
Net income	$87,151	$299,312	$255,810	$465,460
Accretion of asset retirement obligations	683	758	1,958	1,863
Depreciation, depletion and amortization	123,059	90,880	343,799	191,669
Impairment expense	—	—	854	—
Interest expense, net	34,232	20,988	79,180	42,931
Transaction costs	1,503	1,778	1,904	12,118
Gain on sale of oil and gas properties	(1,290)	(14,803)	(47,404)	(14,803)
Exploration expense	488	2,248	7,036	2,340
Unrealized loss (gain) on derivative contracts	22,996	(119,209)	82,326	(28,607)
Stock based compensation(1)	14,524	3,322	26,977	15,112
Income tax expense	18,930	60,518	55,584	81,673
Adjusted EBITDAX	$302,276	$345,792	$808,024	$769,756

(1)Consists of expense for non-cash equity awards and cash-based liability awards that are expected to be settled in cash. On February 8, 2023, cash-based liability awards were settled in the amount of $14.5 million. On February 9, 2022, cash-based liability awards were settled in the amount of $8.1 million. Stock-based compensation is included in General and administrative expense in the Condensed Consolidated Statements of Operations.

III. Adjusted Net Income

We define “Adjusted Net Income” as net income plus, when applicable, unrealized loss (gain) on derivative contracts; impairment expense; gain on sale of oil and gas properties; write-off of deferred financing costs; transaction costs; and the associated changes in estimated income tax.

Our Adjusted Net Income is a non-GAAP financial measure that provides additional information that may be used to further understand our operations. Adjusted Net Income is one of several metrics that we use as a supplemental financial measurement in the evaluation of our business and should not be considered as an alternative to, or more meaningful than, net income as an indicator of operating performance. Certain items excluded from Adjusted Net Income are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted Net Income, as used by us, may not be comparable to similarly titled measures reported by other companies. We believe that Adjusted Net Income is a widely followed measure of operating performance and is one of many metrics used by our management team and by other users of our consolidated financial statements. For example, Adjusted Net Income can be used to assess our operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure and to assess the financial performance of our assets and our Company without regard to capital structure or historical cost basis.

The following table provides a reconciliation of Net income to Adjusted Net Income for the periods indicated:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($000s, except share and per share data)	2023	2022	2023	2022
Net income	$87,151	$299,312	$255,810	$465,460
Unrealized loss (gain) on derivative contracts	22,996	(119,209)	82,326	(28,607)
Impairment expense	—	—	854	—
Gain on sale of oil and gas properties	(1,290)	(14,803)	(47,404)	(14,803)
Write-off of deferred financing costs	—	—	5,109	—
Transaction costs	1,503	1,778	1,904	12,118
Income tax effect of the above	(4,141)	19,801	(7,638)	4,611
Adjusted Net Income	$106,219	$186,879	$290,961	$438,779
Adjusted Diluted Shares	142,542,870	143,540,302	142,000,649	127,128,907
Adjusted Net Income per Adjusted Diluted Share	$0.75	$1.30	$2.05	$3.45

IV. Free Cash Flow

Free Cash Flow is a non-GAAP financial measure that we use as an indicator of our ability to fund our development activities and reduce our leverage. We define Free Cash Flow as Net cash provided by operating activities; less (1) Settlement of asset retirement obligations, Gain on sale of office and other equipment, Write-off of deferred financing costs, Amortization of deferred financing costs and Change in assets and liabilities from the Condensed Consolidated Statements of Cash Flows; plus (2) Transaction costs and Exploration expense from the Condensed Consolidated Statements of Operations; less (3) Capital expenditures (accrual basis). Alternatively, Free Cash Flow could be defined as Adjusted EBITDAX (defined above), less interest expense, less current portion of Income tax (expense) benefit, less accrual-based capital expenditures.

Management believes that Free Cash Flow, which measures our ability to generate cash in addition to cash from our business operations, is an important financial measure for use in evaluating the Company's financial performance. Free Cash Flow should be considered in addition to, rather than as a substitute for, consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity.

Free Cash Flow for the periods indicated:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($000s)	2023	2022	2023	2022
Net cash provided by operating activities	$285,131	$365,492	$761,898	$703,169
Adjustments - Condensed Consolidated Statements of Cash Flows
Settlement of asset retirement obligations	691	189	1,727	664
Gain on sale of office and other equipment	—	106	33	152
Write-off of deferred financing costs	—	—	(5,109)	—
Amortization of deferred financing costs	(2,245)	(1,654)	(5,704)	(3,723)
Change in assets and liabilities	(17,753)	(46,828)	(33,595)	8,023
Adjustments - Condensed Consolidated Statements of Operations
Transaction costs	1,503	1,778	1,904	12,118
Exploration expense	488	2,248	7,036	2,340
Capital expenditures (accrual basis)	(191,711)	(147,152)	(568,423)	(348,712)
Free Cash Flow	$76,104	$174,179	$159,767	$374,031

Alternate calculation of Free Cash Flow for the periods indicated:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($000s)	2023	2022	2023	2022
Adjusted EBITDAX	$302,276	$345,792	$808,024	$769,756
Interest expense, net	(34,232)	(20,988)	(79,180)	(42,931)
Current portion of income tax expense	(229)	(3,473)	(654)	(4,082)
Capital expenditures (accrual basis)	(191,711)	(147,152)	(568,423)	(348,712)
Free Cash Flow	$76,104	$174,179	$159,767	$374,031

V. Operating Margin per Boe and Operating Margin per Boe (Including Realized Hedge Settlements)

Operating Margin per Boe is a non-GAAP financial measure that we use to evaluate our operating performance on a per Boe basis. We define Operating Margin per Boe as average realized price per Boe minus lease operating expense per BOE and production and ad valorem taxes per Boe. Operating Margin per Boe (including Realized Hedge Settlements) is calculated as the sum of Operating Margin per Boe and Realized hedge settlements per Boe.

Our Operating Margin per Boe measure provides additional information that may be used to further understand our operating margins. We use Operating Margin per Boe as a supplemental financial measurement in the evaluation of our operational performance. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating our results. Operating Margin per Boe should not be considered as an alternative to, or more meaningful than, net income as an indicator of operating performance. Operating Margin per Boe, as used by us, may not be comparable to similarly titled measures reported by other companies.